Exhibit 12.2
CERTIFICATION
I, Adriaan Jacobus Davel, certify that:
(1)
I have reviewed Amendment Number 1 to the annual

report on Form 20-F of DRDGOLD LIMITED.;
(2)
Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or
omit to state a

material fact necessary

to make the statements

made, in light

of the circumstances

under
which such statements were made, not misleading with respect to the period covered by this report.
Date: November 8, 2022
/s/ Adriaan Jacobus Davel
Adriaan Jacobus Davel
Chief Financial Officer